From the President

February 18, 2016

TO: All Members

SUBJECT: Full Year and Fourth Quarter 2015 Financial Results and Dividend Payments

I am pleased to share our year-end and fourth quarter 2015 earnings release. By nearly any measure, 2015 was an exceptional year for the Bank:

Net income of $256.5 million, highest in the Bank’s 83-year history

Advances at $74.5 billion, our highest reported advance balance

Letters of credit (LCs) at $20.2 billion, our highest year-end LC balance

Affordable Housing Program awards of $23.8 million, our largest funding round

Retained earnings at $881.2 million, our highest ever

It is most gratifying to note that our 2015 performance was driven primarily by member activity, reflecting the relevance of the co-op to you.

Dividend Payments

Based on fourth quarter performance, the Board of Directors declared quarterly declared dividends of 5.0 percent annualized on activity stock and 3.0 percent annualized on membership stock. Dividends will be calculated on your average capital stock held during the period Oct. 1 to Dec. 31, 2015, and will be credited to your Demand Deposit Account (DDA) tomorrow, Feb. 19.

As a reminder, our quarterly conference call is scheduled for Tuesday, Feb. 23, at 9 a.m. If you have yet to register, you may do so by clicking here.

Sincerely,

Winthrop Watson
President and Chief Executive Officer